UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2005 (June 24, 2005)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 24, 2005, the Company entered into a Second Amendment to Office Lease (the “Second Amendment”) with Crescent 1301 McKinney, L.P. (the “Landlord”) relating to the Company’s new corporate headquarters at 1301 McKinney Street, Houston, Texas.  Under the terms of this amendment, the Company agreed to expand the office space subject to the Office Lease dated January 20, 2005, as amended by the First Amendment dated March 15, 2005 (collectively the “Office Lease”) by approximately 10,885 square feet, bringing the total amount of office space leased by the Company to approximately 49,794 square feet.  Under the terms of the amendment, the Company may occupy the space immediately through June 14, 2016, the date of termination of the lease.  Provided the Company is not in monetary default under the lease, the payments will be abated six months and the Company is required to pay the Landlord an additional base rate (plus any applicable taxes) of $10,431.46 from December 15, 2005 through June 14, 2011 and $11,338.54 from June 15, 2011 through June 14, 2016 as well as a pro rata increase for the operating expenses for the expansion space.  The Second Amendment is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 24, 2005, the Company entered into the Second Amendment to its Office Lease expanding the space for its corporate headquarters as described in Item 1.01 above.  The Office Lease is a direct financial obligation of the Company.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

10.1         First Amendment to Office Lease, dated effective as of March 15, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.

10.2         Second Amendment to Office Lease, dated June 24, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 30, 2005	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Office Lease, dated effective as of March 15, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.

10.2	Second Amendment to Office Lease, dated June 24, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.